DISTRIBUTION AGREEMENT

                                     BETWEEN

                                 ASSETMARK FUNDS

                                       AND

                          ASSETMARK CAPITAL CORPORATION

     THIS AGREEMENT entered into the ____ day of ___________, 2001, by and between ASSETMARK FUNDS, a Delaware business trust with an office located at 2300 Contra Costa Boulevard, Suite 425, Pleasant Hill, CA 94523-3967 (the "Trust"), on behalf of each of its separate series of shares (each a "Fund" and collectively, the "Funds") as set forth on Appendix A hereto, as amended from time to time, and ASSETMARK CAPITAL CORPORATION, a California Corporation, and a registered broker-dealer and member of the National Association of Securities Dealers, Inc., with its principal office located at 2300 Contra Costa Boulevard, Suite 425, Pleasant Hill, California, 94523-3967 (the "Distributor").

                              W I T N E S S E T H:

     In consideration of the mutual covenants and agreements of the parties hereto, the parties mutually covenant and agree with each other as follows:

     1. The Trust, on behalf the Funds, hereby appoints the Distributor as agent of the Funds to effect the sale and public distribution of shares of the capital stock of each of the Funds. The distribution of shares of each of the Funds to the public shall be effected by the Distributor, through various eligible financial institutions and other financial institutions which are permitted by law to offer and sell shares of the Funds to the public either individuals or organizations, ("eligible financial institutions"), pursuant to agreements which provide that any such eligible financial institution shall indemnify and hold harmless, the Funds so that in no event shall the Funds have any responsibility or liability to any person whatsoever on account of the acts and statements of any such eligible financial institution. The Distributor shall have the right to select the eligible financial institutions to whom shares will be offered by it and, subject to express provisions of this Agreement, applicable securities laws, the Trust's Agreement and Declaration of Trust and Bylaws and the then current prospectus(es) of the Funds, to determine the terms and prices in any contract for the sale of shares to any eligible financial institution made by it as such agent for each of the Funds.

     2. The Distributor shall be the principal underwriter and agent for each of the Funds for the sale of its shares and the Funds agree that they will not sell any shares to any person except to fill orders for the shares received through the Distributor. The foregoing exclusive right shall not apply: (a) to shares issued or sold in connection with the merger or consolidation of any other investment company with a Fund or the acquisition by purchase or otherwise of all or substantially all the assets of any investment company or substantially all the outstanding shares of any such company by a Fund; (b) to shares which may be offered by a Fund to its shareholders for reinvestment of cash distributed from capital gains or net investment income of a Fund; (c) to shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Funds' prospectus(es), or (d) to the sale of shares to any person in a transaction which is exempt from registration under the Securities Act of 1933.

     3. The Distributor shall have the right to sell the shares of beneficial interest of each of the Funds to eligible financial institutions, as needed (making reasonable allowance for clerical errors and errors of transmission), but not more than the shares needed to fill unconditional orders for shares placed with the Distributor by eligible financial institutions. In every case the Distributor shall charge the public offering price and the Funds shall receive the net asset value for the shares sold, determined as provided in paragraph 4 hereof. The Distributor shall notify the Funds, or their designated service providers, at the close of each business day (normally 5:00 p.m., Eastern Standard time), of the number of shares sold during each day. Notwithstanding the foregoing, the Funds may sell their shares to certain affiliated persons at net asset value, if and to the extent described in the respective prospectus(es).

     4. The public offering price consists of the net asset value per share, unless otherwise stated in the Funds' currently effective prospectus(es). The net asset value of shares of each of the Funds shall be determined by the Funds or such other persons as the Board of Trustees of the Trust may designate. The determination shall be made once a day on which the New York Stock Exchange is open for a full business day and in accordance with the method set out in the Bylaws of the Trust and the current prospectus(es) of the Funds.

     5. The Distributor agrees that it will not sell any shares of a Fund to any officer, Trustee, or partner of either the Distributor or of the Trust or any firm or corporation which may be employed by the Funds or by the Distributor except for investment purposes only and where the purchaser agrees not to resell the securities to anyone except that Fund. The Distributor further agrees that it will promptly advise the secretary of the Trust of all sales of shares of the Funds to, or purchase of shares of the Funds from, any such person.

     6. The Distributor agrees that it will not for its own account purchase any shares of a Fund except for investment purposes and that it will not for its own account sell any such shares and any shares resulting from the reinvestment of dividends paid on those shares, and the Distributor will not sell other shares except by redemption of such shares by a Fund.

     7. (a) On behalf of the Funds, the Trust appoints and designates the Distributor as agent of the Funds and the Distributor accepts such appointment as such agent, to repurchase shares of each of the Funds in accordance with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust.

         (b) In connection with such redemptions or repurchases the Trust authorizes and designates the Distributor to take any action, to make any adjustments in net asset value, and to make any arrangements for the payment of the redemption or repurchase price authorized or permitted to be taken or made in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and as set forth in the Trust's Bylaws and then current prospectus(es) of the Funds.

         (c) The authority of the Distributor under this paragraph 7 may, with the consent of the Trust, be delegated by the Trust or redelegated by the Distributor, in whole or in part to another person or firm, so long as such delegation by the Distributor is approved by the Trust.

         (d) The authority granted in this paragraph 7 may be suspended by the Trust at any time or from time to time pursuant to the provisions of its Agreement and Declaration of Trust and By-Laws until further notice to the Distributor. The President or any Vice President of the Trust shall have the power granted by said provisions. After any such suspension the authority granted to the Distributor by this paragraph 7 shall be reinstated only by a written instrument executed on behalf of the Funds by the Trust's President or any Vice President.

     8. The Funds agree that they will cooperate with the Distributor to prepare, execute and file applications for registration and qualification of its shares for sale under the laws of the United States and the provisions and regulations of the U.S. Securities and Exchange Commission and under the Securities Acts of such States and in such amounts as each of the Funds may determine, and shall pay registration fees in connection therewith. The Distributor shall bear all expenses incident to the sale of shares of the Funds, including without limitation, the cost of any sales material or literature, the cost of copies of the prospectus(es) used as sales material (except those being sent to existing shareholders) and the cost of any reports or proxy material originally prepared for the Funds' shareholders, to the extent that such material is used in connection with the sale of shares of the Funds.

     9. For its services under this Agreement, the Distributor shall be entitled to receive a selling commission, and /or fees pursuant to any Distribution Plans pursuant to Rule 12b-1 which may from time to time be in effect with respect to one or more Funds, as may be stated in the Funds' currently effective prospectus(es). The Distributor may make payments to others from such amounts in accordance with any selling agreement, or agreement pursuant to such Distribution Plan, then in effect.

     10. Notwithstanding anything contained herein to the contrary, shares of each of the Funds may be offered for sale at a price other than their current public offering price, if such reduction or elimination is authorized by an order of the Securities and Exchange Commission, or the Investment Company Act of 1940 or the rules and regulations promulgated thereunder provide for such variation. Furthermore, such shares may be offered and sold directly by the Funds rather than by the Distributor as otherwise provided in this Agreement.

     11. This Agreement shall become effective as of the above-written date, and shall continue in effect for a period of more than one year from its effective date only as long as such continuance is approved, at least annually, by the Board of Trustees of the Trust, including a majority of those Trustees who are not "interested persons" of any party to this Agreement voting in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated by either party hereto upon thirty (30) days' written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment" by the Distributor unless the U.S. Securities and Exchange Commission has issued an order exempting the Funds and the Distributor from the provisions of the 1940 Act which would otherwise have effected the termination of this Agreement.

     12. No amendment to this Agreement shall be executed or become effective unless its terms have been approved (a) by a majority of the Trustees of the Trust or by the vote of a "majority of the outstanding voting securities" of each of the Funds, and (b) by a majority of those Trustees who are not "interested persons" of the Funds or of any party to this Agreement.

     13. The Trust, on behalf of the Funds, and the Distributor hereby each agree that all literature and publicity issued by either of them referring directly or indirectly to the Funds or to the Distributor shall be submitted to and receive the approval of the Funds and the Distributor before the same may be used by either party.

     14. The Distributor agrees to use its best efforts in effecting the sale and public distribution of the shares of each of the Funds through eligible financial institutions and to perform its duties in redeeming and repurchasing the shares of each of the Funds, but nothing contained in this Agreement shall make the Distributor or any of its officers and directors or shareholders liable for any loss sustained by any of the Funds or any of the Trust's officers, Trustees or shareholders, or by any other person on account of any act done which is required by this Agreement, or which is directed by the Trust provided that nothing herein contained shall protect the Distributor against any liability to the Funds or to any of their shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties as Distributor or by reason of its reckless disregard of its obligations or duties as Distributor under this Agreement. Nothing in this Agreement shall protect the Distributor from any liabilities which it may have under the Securities Act of 1933 or the 1940 Act.

     15. As used in this Agreement the terms "interested persons," "assignment;" and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act.

     16. This Agreement may be terminated at any time, without the payment of any penalty by: (1) the vote of a majority of the Trustees of the Trust on not less than 30 days nor more than 60 days written notice to the Distributor, or
(2) by the Distributor at any time without the payment of any penalty, on not less than 30 days nor more than 60 days written notice to the Trust, or (3) by any party hereto immediately upon written notice to the other parties in the event of a breach of any provision to this Agreement by any of the parties.

     This Agreement shall not be assigned and shall terminate automatically in the event of its assignment or upon the termination of the Distribution Agreement.

     This   Agreement   shall   extend  to  and  bind  the   heirs,   executors,
administrators and successors of the parties hereto.

     17. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by a majority of the Trust's Board of Trustees.

     18. Subject to the duties of the parties to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to a Fund and the actions of the Distributor, the Trust, and a Fund in respect thereof.  In  accordance  with  Section  248.11  of  Regulation  S-P  (  17  CFR
248.1-248.30), Distributor will not directly, or indirectly through an affiliate, disclose any non-public personal information, except as permitted or required by law , as defined in Reg. S-P, received from the Trust, regarding any shareholder, to any person that is not affiliated with the Trust, provided that, any such information disclosed to an affiliate of the Distributor shall be under the same limitations on non-disclosure.

     19. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at 2300 Contra Costa Blvd., Suite 425, Pleasant Hill, CA 94523-3967, the principal business office of both the Trust and the Distributor.

     20. This Agreement shall be governed by the internal laws of the State of [California], without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     21. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     22. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, ASSETMARK FUNDS, on behalf of each of its separate series of shares as set forth in Appendix A, AND ASSETMARK CAPITAL CORPORATION, have caused this Agreement to be signed by their duly authorized officers and their corporate seals to be hereunto duly affixed all on the day and year above written.

Attest:                                           ASSETMARK FUNDS

-------------------------                         ------------------------------
Name:                                             Name:
Title:                                            Title:


Attest:                                           ASSETMARK CAPITAL CORPORATION


-------------------------                         ------------------------------
Name:                                             Name:
Title:                                            Title: